Exhibit 10.1

AMEMDMENT TO MASTER EXCHANGE AGREEMENT

This amendment (the “Amendment”) to the Master Exchange Agreement dated as of February 10, 2020 (the “Agreement”), entered into by and between DPW Holdings, Inc. (“DPW”) and Esousa Holdings LLC (“Esousa”). All capitalized terms in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, DPW and Esousa wish to amend Section 1(h) of the Agreement.

NOW, THEREFORE,

1.        DPW and Esousa agree to amend Section 1(h) of the Agreement to read as follows:

(h)       Purchase Warrants. On the date hereof, for no additional consideration, the Company shall issue to Creditor warrants substantially in the form attached hereto at Exhibit II, (the “Purchase Warrants”) to purchase the number of shares of Common Stock equal to (i) $2,870,332 (the “Warrant Amount”) multiplied by 0.83, divided by (ii) the Closing Bid Price of the Common Stock as of the date of the Initial Exchange. The exercise price for the Purchase Warrants shall be one hundred ten percent (110%) of the Closing Bid Price of the Common Stock as of the date of the Initial Exchange. In the event that the Creditor does not acquire all of the Subsequent Debt then the Company may repurchase from Creditor for $1.00 a number of the Purchase Warrants equal to 0.83 multiplied by (x) (A) the Warrant Amount less (B) any Debt (other than Debt acquired by Dominion Capital, LLC) that is exchanged for Exchange Shares less (C) any Existing Debt (other than Debt acquired by Dominion Capital, LLC) held by Creditor on the date that the Company notifies Creditor of the exercise of its repurchase option; divided by (y) the Closing Bid Price of the Common Stock as of the date of the Initial Exchange. The Company shall file with the United States Securities and Exchange Commission (the “SEC”) by no later than August 6, 2020 a new registration statement (the “Registration Statement”) covering the sale of the shares of Common Stock underlying the exercise of the Purchase Warrants by the Creditor, and if the Registration Statement is not declared effective by September 7, 2020, the Company shall incur penalties of 1% of the aggregate purchase price of the shares of Common Stock underlying the exercise of the Purchase Warrants per month for each month, or partial month, that the SEC fails to declare such Registration Statement effective, until the 12-month anniversary of the date of issuance of the Purchase Warrants, provided that on such date the shares of Common Stock underlying the exercise of the Purchase Warrants are eligible for sale, without restriction, under Rule 144. Penalties incurred under the Section 1(h) shall be payable by the Company to the Creditor in cash.

2.       All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

Agreed this 21st day of July, 2020.

DPW HOLDINGS, INC.		ESOUSA HOLDINGS LLC

By:		By:
	Milton C. Ault		Michael Wachs
	Chief Executive Officer		Managing Member